EXHIBIT 23.3




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Scient, Inc. of our report dated August 23, 2001 relating to the consolidated statement of financial position of Scient, Inc., which appears in Amendment No. 2 to Scient, Inc.'s Registration Statement on Form S-4 (Registration No. 333-68402) filed on October 11, 2001.


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP


Atlanta, Georgia
November 9, 2001